EQUI-VEST ® At RETIREMENT SM

Deferred Variable Annuity

Mailing Instructions:

Express Mail:

Regular Mail:

Application for TSA.

EQUI-VEST New Business

EQUI-VEST New Business

Attn: Conversion Desk

Attn: Conversion Desk

Suite 1000

P.O. Box 4704

Application No.

100 Madison St., Syracuse, NY 13202

Syracuse, NY 13221-4704

1 . Current contract information (Required)

Current Contract Number from which the funds will be transferred.

2. Annuitant information (Check all appropriate boxes)

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 9.

Mr. Mrs. Miss Ms. Other

Male Female

Social Security No. (Required)

First Name

Middle Initial

Last Name

Home

Work

Birth Date (M/D/Y) Age at Nearest Birthday

Daytime Phone Number

U.S.A. Primary Residential Address –– No P.O. Box Permitted

City

State

Zip Code

Valid Driver’s License No./Passport #/State Issued ID #

State

Exp. Date

U.S. Citizen

Yes

No (If No, please complete)

Country

Passport #

U.S. Visa Type

3. Beneficiary ( i e s ) information Primary

1.%

Primary Beneficiary Name

Social Security No./E.I.N.

Relationship to Annuitant

2.%

Primary Beneficiary Name

Social Security No./E.I.N.

Relationship to Annuitant

3 . Beneficiary ( i e s ) information ( continued )

Contingent

Contingent Beneficiary Name

Social Security No./E.I.N.

Relationship to Annuitant

4 . Guaranteed benefit elections

You may elect only one of the following benefits from either Sections 4A or 4B or 4C.

These elections cannot be changed after the contract has been issued.

4A. Guaranteed Minimum Income Benefit (GMIB)1 (Owner ages 55-75)

Unless ‘Yes’ is checked below, this optional rider is declined.

Yes, I wish to elect the GMIB feature (Greater of 6%2 to age 85 or Annual Ratchet to age 85 benefit base).

You must elect one of the following Death Benefits:

Standard Death Benefit; or

Greater of 1 6%2 to age 85 or Annual Ratchet to age 85; or

Annual Ratchet to age 85

Except for the Standard GMDB there is an additional charge for each election.

If you elect GMIB, you may not elect GWB for Life in Section 4B or GMDB in Section 4C.

4B. Guaranteed Withdrawal Benefit for Life (GWB)

Unless ‘Yes’ is checked for one of the boxes below, this optional rider is declined.

Yes, I wish to elect the GWB for Life Rider with the Standard Death Benefit —

Owner issue ages 55–85.

Yes, I wish to elect the GWB for Life Rider with the Enhanced Death Benefit —

Owner issue ages 55–75.

There is an additional charge for the Enhanced Death Benefit.

If you elect GWB for Life, you must complete Section 5 and may not elect: GMIB in

Section 4A or GMDB in Section 4C.

4C. Guaranteed Minimum Death Benefit (GMDB)(Owner ages 55-75)

If you have not elected GMIB or GWB for Life, you MUST elect one of the following:

Greater of 6%2 to age 85 or Annual Ratchet to age 85; or

Annual Ratchet to age 85

Footnotes for Section 4.

1. To qualify for the optional GMIB/GMDB reset feature, you must elect both GMIB and ‘‘Greater of’’ GMDB.

2. Certain investment options will only provide a 3% roll-up to age 85.

Form #180-3006

E8222

EQUI-VEST At Retirement TSA (10/16)

Catalog # 136906 Page 1 of 5

5 . G W B elections

Complete Section 5 only if you elected GWB for

Life in Section 4B.

5. Payment Plans

MANDATORY. CHOOSE 1, 2 or 3 below:

1. I plan to defer my withdrawals. I understand that the value of this benefit may be limited if I never take any withdrawals.

If you do not plan to defer your withdrawals, complete the following section and choose 2 or 3 below:

Frequency: Monthly Quarterly Annually

Start Date: (Month, Day, Year). You must wait at least

28 days after your contract issue date before payments can begin. They cannot be made later than the 28th day of the month.

2. Maximum Payment Plan* (calculated by AXA Equitable)

3. Customized Payment Plan*

Amount of withdrawal (Customized Payment Plan only): $

Total withdrawal for the contract year must not exceed your Guaranteed

Annual Payment. Withdrawals made prior to age 59 1/2 may be subject to a

Federal income tax penalty.

*Withholding Election Information: We will automatically withhold 20% Federal income tax.

6 . Disclosures

Withdrawals under your Certificate/Contract may reduce your Benefit Base. GMIB, GMDB, and GWB for Life may not be voluntarily terminated. The charges under the Certificate/Contract generally apply for the life of the Certificate/Contract.

For GMIB and GMDB: Depending on your age, the benefits may be of limited usefulness to you because IRS required minimum distributions must begin at age 70 1/2; distributions that are withdrawn from the Certificate/Contract may significantly reduce your benefit. You should consult your tax advisor.

GWB for Life: Unless you elect our RMD Automatic Withdrawal Option and comply with the conditions set forth in the Certificate/Contract, the Certificate/Contract may have limited usefulness to you because partial withdrawals to satisfy minimum distribution rules might reduce your Benefit Base. You should consult with your tax advisor to determine if this Certificate/Contract is appropriate for your circumstances.

7.

Selection of investment options and allocation

percentages

If you elected GWB for Life, do not complete this section. Complete Section 8 for your allocation percentages.

Current Allocation: You can select any investment option(s) listed in this section. The percentages entered must be in whole numbers and total 100%. You can change this allocation at any time.

Guaranteed-Fixed

%

Guaranteed Interest Option (A1*)

%

1 Year Fixed Maturity Option**

%

2 Year Fixed Maturity Option**

%

3 Year Fixed Maturity Option**

%

4 Year Fixed Maturity Option**

%

5 Year Fixed Maturity Option**

%

6 Year Fixed Maturity Option**

%

7 Year Fixed Maturity Option**

%

8 Year Fixed Maturity Option**

%

9 Year Fixed Maturity Option**

%

10 Year Fixed Maturity Option**

Asset Allocation

AXA Strategic Allocation Portfolios

%

AXA Balanced Strategy (7E*)

%

AXA Conservative Growth Strategy (7F*)

%

AXA Conservative Strategy (7G*)

Bonds

%

AXA/AB Short Duration Government Bond (9G*)

Large Cap Stocks

%

EQ/Equity 500 Index (TE*)

% Total (Must be 100%)

*

The number in parentheses is shown for data input only.

**

Fixed Maturity Options are only available if the rate to maturity is more than 3%

8 . G W B for Life investment options and allocation percentages

If you elected GWB for Life, select any investment option(s) listed in this section. The percentages entered in this section must be whole numbers and total 100%. You can change this allocation at any time.

%

Guaranteed Interest Option (A1*)

%

AXA/AB Short Duration Government Bond (9G*)

%

AXA Balanced Strategy (7E*)

%

AXA Conservative Growth Strategy (7F*)

%

AXA Conservative Strategy (7G*)

%

EQ/Equity 500 Index (TE*)

100%

Total (Must be 100%)

*

The number in parentheses is shown for data input only.

9.

Special instructions (For beneficiary information.)

For Annuitants whose Mailing Address differs from their Primary Residential

Address in Section 2.

Annuitant’s Mailing Address:

Mailing Address – P.O. Box Accepted

City

State

Zip Code

Attach a separate sheet if additional space is needed.

Form #180-3006

E8222

EQUI-VEST At Retirement TSA (10/16)

Catalog # 136906 Page 2 of 5

10. Suitability *(Questions 1 and 2 must be answered)*

1. **Did you receive an EQUI-VEST At Retirement prospectus?** ❑ Yes ❑ No

   Date as printed on prospectus ____________________

   Date as printed on any prospectus supplement(s) ____________________

   ____

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

❑ **Yes.** By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD," and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

2. The Contract state is your primary residence (Annuitant's primary residential address from Section 2) unless you sign the application in a different state.

   If you are signing this application in a state other than your state of primary residence, check one box below:

   ❑ I have a second residence in the state of sale.

   ❑ I work or conduct business in the state of sale.

   If none of the above apply, the application must be signed in your state of primary residence unless we approve another state.

You need NOT complete the Suitability questions below. You MUST submit a completed Client Profile along with the application.

3. **Customer Information (REQUIRED BY FINRA)**

   Employer's Name ____ Annuitant's Occupation ____

   Employer's Street Address ____

   City ____ State ____ Zip ____

   Estimated Gross Annual Household Income ____ Estimated Liquid Net Worth (excluding residence) ____

   Investment Objective: (Choose one that matches the objective for this purchase only.)

   ❑ Income
   ❑ Income & Growth
   ❑ Growth
   ❑ Aggressive Growth
   ❑ Safety of Principal

   Is the Annuitant associated with or employed by a member of FINRA?

   ❑ Yes ❑ No

10. Suitability (continued)

If Yes, affiliation: ____________________

MARITAL STATUS: ❑ Single ❑ Married ❑ Widowed ❑ Divorced

NUMBER OF DEPENDENTS: ____________________

FEDERAL TAX BRACKET: ____________________%

PURPOSE OF INVESTMENT: ____________________

INVESTMENT HORIZON: (Length of time contract is expected to remain in force)

❑ < 3 years ❑ 3–7 years ❑ > 7 years ❑ > 9 years

RISK TOLERANCE (Choose one that applies to this purchase only):

The selected investment options should be consistent with the stated Investment Objective (question 10, 3. on this application) and Risk Tolerance.

❑ **Conservative:** Prefer little risk and low volatility in return for accepting potentially lower returns.

❑ **Conservative/Moderate:** Willing to accept some risk and volatility in return for some growth potential.

❑ **Moderate:** Willing to assume an average amount of market risk and volatility or loss of principal to achieve potentially higher returns.

❑ **Moderate/Aggressive:** Willing to accept above-average amount of market risk and volatility or loss of principal to achieve potentially greater returns.

❑ **Aggressive:** Willing to sustain substantial volatility or loss of principal and assume a high level of risk in pursuing potentially higher returns.

4. **Do you believe this purchase/transaction is in accordance with your investment objectives?** ❑ **Yes** ❑ **No**

Investment Experience (in years)

	None	<1	1–4	5+
CDs	❑	❑	❑	❑
Bonds	❑	❑	❑	❑
Annuities	❑	❑	❑	❑
Mutual Funds	❑	❑	❑	❑
Stocks	❑	❑	❑	❑

Comments:

____

Form #180-3006 E8222 EQUI-VEST At Retirement TSA (10/16)
Catalog # 136906 Page 3 of 5

1 1 . Acknowledgement

I UNDERSTAND AND ACKNOWLEDGE THE DISCLOSURES IN SECTION 6 AND THAT: • No GMIB or GWB for Life is elected unless I checked the correct box in Section 4. • My account value attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount. • My Fixed Maturity Option amount may increase or decrease in accordance with a market value adjustment until the maturity date. • The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my account value or cash value, and if I exercise GMIB, the benefit will be in the form of lifetime periodic payments only. • In the case of TSAs that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Certificate/Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Certificate/Contract does not provide additional benefits. • All information and statements furnished in this application are true and complete to the best of my knowledge and belief. • AXA Equitable may accept amendments to this application provided by me or under my authority. • I understand that any change made to the benefits applied for, or to the age at issue, must be agreed to in writing on an amendment. • No Financial Professional has the authority to make or modify any Certificate/Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations.

Virginia Residents sign here, all other residents sign at bottom

PROPOSED ANNUITANT’S SIGNATURE

DATE CITY

STATE

In Colorado, D.C.,

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the

Kentucky, Maine

purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial and Tennessee:

of insurance benefits, and civil damages.

In New Jersey:

Any person who includes any false or misleading information on an application for an insurance policy may be subject to criminal and civil penalties.

In Arkansas

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly and New Mexico:

presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In Ohio:

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

In Oklahoma:

Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony.

All Other States

Any person who knowingly and with intent to defraud any insurance company files an enrollment

Except

form/application or statement of claim containing any materially false, misleading or incomplete information

Virginia:

may be guilty of a crime which may be punishable under state or Federal law.

PROPOSED ANNUITANT’S SIGNATURE

DATE CITY

STATE

Form #180-3006

E8222

EQUI-VEST At Retirement TSA (10/16)

Catalog # 136906 Page 4 of 5

EQUI-VEST® REPRESENTATIVE REPORT

Please print in black ink.

A. I certify that a Prospectus for the Contract has been given to the Proposed Owner, and that no written sales materials other than those approved by AXA Equitable have been used. (The Representative who secures this application must sign in the space provided below.) B. Compensation will be paid according to the Annual Schedule of Commission and Service Fees FB.

Name and Signature of the Financial Representative who answered the above questions and verified the above documents.

Print Name Signature Date

EQUI-VEST issues must reflect the commission percentages of all applicable Representatives.

Print

Last

Agency District

Representative

Representative(s) Name(s)

Name

Representative

Representative

Code

Mgr.

Insurance

(Service Representative First)

Initial

Number

%

Code

License#*

*Where required by state regulations

FOR EQUI-VEST PROCESSING OFFICE USE

Representative(s) shown above is (are) Equity Qualified and licensed in the State in which the request is signed.

Application No. EAO Rec’d.

PROCESSING:

Contract Number Batch Number Inquiry Number Processor

EQUI-VEST At Retirement

Application for TSA

Additional Instructions

Please refer to the prospectus for the most thorough explanation of this product and its features.

Section 1. Current contract information

You must provide the current contract from which funds are being transferred. The minimum initial amount that is required to open an EQUI-VEST At

Retirement contract is $50,000. If there is an outstanding loan on the current contract, it must be paid off prior to the transfer. If the loan is not paid off, the loan will be defaulted before the funds can be transferred to an EQUI-VEST At Retirement contract.

Section 2. Annuitant Information

The minimum issue age is 55. The maximum issue age for EQUI-VEST At Retirement is 85. Please note: Date of Birth and Social Security Number are mandatory. The annuitant indicated must be the same annuitant from the current EQUI-VEST contract.

Section 7. Selection of investment options and allocation percentages

No more than 25% of the contribution may be allocated to the Guaranteed Interest Option.

Fixed Maturity Options mature on June 15 of each maturity year (see the prospectus for details). Once an amount has been allocated to a fixed maturity option, no other amounts may be allocated to that same fixed maturity option.

AXA EQUITABLE LIFE INSURANCE COMPANY

New York,

New York 10104

Form #180-3006

E8222

EQUI-VEST At Retirement TSA (10/16)

Catalog # 136906